EXHIBIT 2

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS OF AXA ASSURANCES VIE MUTUELLE AND MEMBERS OF AXA ASSURANCES VIE MUTUELLE’S CONSEIL D’ADMINISTRATION

The (i) name, (ii) residence or business address, (iii) present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted and (iv) citizenship of each of the executive officers of AXA Assurances Vie Mutuelle and the members of AXA Assurances Vie Mutuelle’s Conseil d’Administration (the body analogous to a United States corporation’s board of directors) are set forth below.

Name	Business Address	Present Principal Occupation and Address, if different from address to left	Country of Citizenship	Number of Shares beneficially owned directly or through associates[1]	Number of Shares which there is a right to acquire within 60 days directly or through associates
ASSSE représenté par Jean-Pierre Chaffin	Fédération de la Métallurgie CFE CGC5 rue de la Bruyère 75009 Paris, France	N/A	France	None	None
Claude Bébéar	25 avenue Matignon 75008 Paris, France	Chairman of the Conseil de Surveillance of AXA	France	2,459,786[2]	4,472,909
Henri de Castries	25 avenue Matignon 75008 Paris, France	CEO of AXA	France	607,633	3,431,566
Jean-Laurent Granier	AXA France Tour AXA 1, Place des Saisons 92400 Paris, Courbevoie	CEO of AXA Assurances Vie Mutuelle (not member of the Board of Directors)	France	None	225,397
Henri Lachmann	Schneider Electric, 43-45 Bld Franklin Roossevelt BP 236 92504 Rueil-Malmaison, France	Chairman and CEO of Schneider Electric, 43-45 Bld Franklin Roossevelt BP 236 92504 Rueil-Malmaison, France	France	7,060	None
Frédéric Lucet	9 boulevard de la Madeleine, 75009, Paris, France	President of Actionspheres, 9 boulevard de la Madeleine, 75009, Paris, France	France	None	None

1    The number of Shares provided in this column does not include the number of Shares which there is a right to acquire within 60 days.
2    This number includes 96 Shares held by the wife of Mr.Bébéar.

Octave Manset	75 rue de la Tour 75016 Paris, France	Head of Investors’ Relations of BMW France, 3, avenue Ampere, Montigny-le-Bretonneux, 78886, St. Quentin-Yvelines Cedex, France	France	580	None
Alain de Marcellus	10 rue Chomel 75007 Paris, France	Manager of Group Financial Services CGEY Group, Cap Gemini Services, 11 rue de Tilsitt, 75017, Paris, France	France	None	None
Dominique Paillet	9 route de Vienne 38090 Vaulx-Milieu, France	N/A	France	None	None
Francois Pierson	AXA France, Tour AXA, 1 place des Saisons, 92400 Courbevoie, France	CEO of AXA France, Tour AXA, 1 place des Saisons, 92400 Courbevoie, France	France	8,500	646,108
Olivier Riché	47 rue de Verneuil 75007 Paris France	CEO of COFITEM-COFIMUR, 184 rue de la Pompe, 75116, Paris, France	France	9,825	None
Jean-Claude Puerto	UCAR 10, rue Louis Pasteur 92100 Boulogne-Billancourt	N/A	France	1,550	None
François Martineau	250 bis, Boulevard Saint Germain 75007 Paris, France	N/A	France	None	None
Pierre de Waziers	8 rue Sainte Lucie 75015 Paris, France	Gerant of Societe Gramont, 8 rue Sainte Lucie, 75015, Paris, France	France	1,545	See Exhibit 4

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